UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 10, 2007

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 10, 2007, Meritage Homes Corporation (the “Company”) entered into an amended and restated employment agreement and an amended and restated change of control agreement with each of Steven J. Hilton, its Chairman and CEO and Larry W. Seay, its Executive Vice President and Chief Financial Officer.  Following is a description of the key provisions of each agreement.

Employment and Change of Control Agreement With Steven J. Hilton

The Second Amended and Restated Employment Agreement (the “Hilton Employment Agreement”) is effective January 1, 2007 and expires December 31, 2008.  The Hilton Employment Agreement is subject to automatic one year renewal provisions, unless on or before September 15, 2007 (or September 15 of any renewal term), either Mr. Hilton or the Company notifies the other that it wishes to terminate the agreement.  Pursuant to the Hilton Employment Agreement, Mr. Hilton will receive a base salary of $1,017,500 per year.  The Hilton Employment Agreement also provide that Mr. Hilton is entitled to reimbursement of customary business expenses, payments to purchase a $5 million term life insurance policy, payments to purchase disability insurance providing for monthly benefit payments of approximately $20,000, participation in the Company’s Executive Supplemental Savings Plan (which enables deferred compensation in excess of 401(k) limitations) and use of a Company-provided automobile.

The Hilton Employment Agreement contemplates that Mr. Hilton will be provided long-term incentive compensation in 2007 through the grant of an option to acquire 90,000 shares of Meritage common stock at an exercise price equal to the closing price on the date of grant.  These options vest ratably over five years and have a seven-year life.  In addition, in 2007 Mr. Hilton will be granted 18,000 shares of restricted stock.  The restricted shares will vest in equal increments over the three-year period beginning on the anniversary of the date of grant.  Unvested shares are subject to forfeiture if Mr. Hilton terminates his employment with the Company within three years from the date of grant.  After 2007, Mr. Hilton may receive equity-based awards in such amounts and forms of the Board of Directors determines.

The Hilton Employment Agreement also provides for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives.  In 2007, Mr. Hilton is entitled to a bonus equal to 0.825% of EBITDA if the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.825% of EBITDA if the Company’s return on equity is in the top half of these public homebuilders.  If either measurement falls within the 33% to 49% percentile, the bonus shall be 0.5363% of EBITDA for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement; provided, however that the Executive Compensation Committee of the Board of Directors has complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero), regardless if the Company meets the goals discussed above.

The Hilton Employment Agreement provides Mr. Hilton with severance benefits in certain situations upon his termination of employment.

If Mr. Hilton voluntarily terminates his employment with the Company without “good reason” (as defined in the Hilton Employment Agreement), he will be entitled to receive from the Company (i) his base salary through the date of termination, (ii) a $5 million severance payment in monthly installments of $208,333.33 over a period of two years and (iii) reimbursement of COBRA premiums.

If Mr. Hilton voluntarily terminates his employment with good reason, he will be entitled to receive from the Company (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums and (iii) a severance payment equal to the sum of (x) two times Mr. Hilton’s base salary on the date of termination and (y) two times the average of Mr. Hilton’s actual bonus compensation earned in the two years prior to his termination of employment; provided, however the severance payment shall not be less than $5 million and shall not exceed $10 million.

If the Company terminates Mr. Hilton without “cause” (as defined in the Hilton Employment Agreement), he will be entitled to receive from the Company (i) his base salary through the date of termination, and, if such termination occurs during the final three months of the fiscal year, a pro rata portion of the bonus then in effect for that year, (ii) reimbursement of COBRA premiums and (iii) a severance payment equal to the sum of (x) two times Mr. Hilton’s base salary on the date of termination and (y) two times the average of the actual bonus compensation earned by Mr. Hilton in the two years prior to his termination of employment; provided, however the severance payment shall not be less than $5 million and shall not exceed $10 million.  In addition, any options granted to Mr. Hilton after January 1, 2007 will be become fully vested and exercisable and all restrictions on restricted stock awards will lapse.

If the Company terminates Mr. Hilton with “cause”, he will be entitled to receive only his base salary through the date of termination.

The Second Amended and Restated Change of Control Agreement (the “Hilton Change of Control Agreement”) provides that Mr. Hilton is entitled to severance benefits if his employment is terminated by the Company without “cause” (as defined in the Hilton Change of Control Agreement) at any time within 90 days prior to or within two years following a “change of control” (as defined in the Hilton Change of Control Agreement).  The severance benefits include a payment equal to the sum of (i) three times the higher of (x) Mr. Hilton’s annual base salary on the date of termination or (y) his base salary on the date preceding the change of control and (ii) three times the highest of (x) Mr. Hilton’s average annual incentive compensation for the two years prior to termination of employment or (y) his annual incentive compensation for the year preceding the year in which the change of control occurred.   The severance payment is subject to a cap equal to the lesser of (i) the amount that could be paid on account of a change of control that is not subject to imposition of an excise tax under IRS Code Section 4999 and is not subject to the non-deductibility provisions of Code Section 280G or (ii) $15 million.  In addition, any stock options and restricted stock awards granted to Mr. Hilton shall accelerate and become vested without further action.

The Hilton Employment Agreement and Hilton Change of Control Agreement are structured so that Mr. Hilton is entitled to the greater benefit under the two agreements, but is not entitled to duplicative benefits.

Employment and Change of Control Agreement With Larry W. Seay

The Second Amended and Restated Employment Agreement (the “Seay Employment Agreement”) is effective January 1, 2007 and expires December 31, 2008.  The Seay Employment Agreement is subject to automatic one year renewal provisions, unless on or before September 15, 2007 (or September 15 of any renewal term), either Mr. Seay or the Company notifies the other that it wishes to terminate the agreement.  Pursuant to the Seay Employment Agreement, Mr. Seay will receive a base salary of $450,000 per year.  The Seay Employment Agreement also provide that Mr. Seay is entitled to reimbursement of customary business expenses, a $1,200 per month automobile allowance and such other benefits as are regularly provided by the Company to its management.  The Seay Employment Agreement also provides that the Company will provide Mr. Seay with up to $20,000 annually to purchase a $3 million term life insurance policy.

The Seay Employment Agreement contemplates that Mr. Seay will be provided long-term incentive compensation in 2007 through the grant of an option to acquire 36,667 shares of Meritage common stock at an exercise price equal to the closing price on the date of grant.  These options vest ratably over five years and have a seven-year life.  In addition, in 2007 Mr. Seay will be granted 7,333 shares of restricted stock.  The restricted shares will vest in equal increments over the three-year period beginning on the anniversary of the date of grant.  Unvested shares are subject to forfeiture if Mr. Seay terminates his employment with the Company within three years from the date of grant.  After 2007, Mr. Seay may receive equity-based awards in such amounts and forms of the Board of Directors determines.

The Seay Employment Agreement also provides for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives.  In 2007, Mr. Seay is entitled to a bonus equal to 0.20% of EBITDA if the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.20% of EBITDA if the Company’s return on equity is in the top half of these public homebuilders.  If either measurement falls within the 33% to 49% percentile, the bonus shall be 0.13% of EBITDA for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement; provided, however that the Executive Compensation Committee of the Board of Directors has complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero), regardless if the Company meets the goals discussed above.

The Seay Employment Agreement provides Mr. Seay with severance benefits in certain situations upon his termination of employment.

If Mr. Seay voluntarily terminates his employment with “good reason” (as defined in the Seay Employment Agreement) he will be entitled to receive from the Company (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums and (iii) a severance payment equal to the sum of (x) Mr. Seay’s base salary on the date of termination and (y) the average of Mr. Seay’s actual bonus compensation earned in the two years prior to his termination of employment; provided, however the severance payment shall not exceed $3 million.

If the Company terminates Mr. Seay without “cause” (as defined in the Seay Employment Agreement), he will be entitled to receive from the Company (i) his base salary through the date of termination, and, if such termination occurs during the final three months of the fiscal year, a pro rata portion of the bonus then in effect for that year, (ii) reimbursement of COBRA premiums and (iii) a severance payment equal to the sum of (x) Mr. Seay’s base salary on the date of termination and (y) the average of the actual bonus compensation earned by Mr. Seay in the two years prior to his termination of employment;  provided, however the severance payment shall not exceed $3 million.  In addition, any options granted to Mr. Seay after January 1, 2007 will be become fully vested and exercisable and all restrictions on restricted stock awards will lapse.

If the Company terminates Mr. Seay with “cause”, or he resigns without “good reason” he will be entitled to receive only his base salary through the date of termination, and, in the case of a termination by Mr. Seay without good reason, reimbursement of COBRA premiums.

The Second Amended and Restated Change of Control Agreement (the “Seay Change of Control Agreement”) provides that Mr. Seay is entitled to severance benefits if his employment is terminated by the Company without “cause” (as defined in the Seay Change of Control Agreement) at any time within 90 days prior to or within two years following a “change of control” (as defined in the Seay Change of Control Agreement).  The severance benefits include a payment equal to the sum of (i) two times the higher of (x) Mr. Seay’s annual base salary on the date of termination or (y) his base salary on the date preceding the change of control and (ii) two times the highest of (x) Mr. Seay’s average annual incentive compensation for the two years prior to termination of employment or (y) his annual incentive compensation for the year preceding the year in which the change of control occurred.   The severance payment is subject to a cap equal to the lesser of (i) the amount that could be paid on account of a change of control that is not subject to imposition of an excise tax under IRS Code Section 4999 and is not subject to the non-deductibility provisions of Code Section 280G or (ii) $6 million.  In addition, any stock options and restricted stock awards granted to Mr. Seay shall accelerate and become vested without further action.

The Seay Employment Agreement and Seay Change of Control Agreement are structured so that Mr. Seay is entitled to the greater benefit under the two agreements, but is not entitled to duplicative benefits.

The Second Amended and Restated Employment Agreements and Second Amended and Restated Change of Control Agreements for each of Steven J. Hilton and Larry W. Seay are filed as exhibits to this Form 8-K and are incorporated by reference herein.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1         Second Amended and Restated Employment Agreement between the Company and Steven J. Hilton

10.2         Second Amended and Restated Employment Agreement between the Company and Larry W. Seay

10.3         Second Amended and Restated Change of Control Agreement between the Company and Steven J. Hilton

10.4         Second Amended and Restated Change of Control Agreement between the Company and Larry W. Seay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 11, 2007

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer